Exhibit 10.4

Execution Version

SECURITY AGREEMENT

among

KATAPULT MIDCO, LLC,

EACH OF THE OTHER GRANTORS PARTY HERETO,

and

HHCF SERIES 21 SUB, LLC,

as Administrative Agent

Dated as of August 11, 2026

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of August 11, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among KATAPULT MIDCO, LLC, a Delaware limited liability company (together with any Person from time to time party hereto as a grantor, individually and collectively as the context may require, the “Grantor”) and HHCF SERIES 21 SUB, LLC, a Delaware limited liability company, as Administrative Agent (as defined in the Loan Agreement referred to below) (herein, the “Administrative Agent”).

RECITALS

A.                 Reference is made to that certain Term Loan Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders” and each, individually, a “Lender”), and the Administrative Agent.

B.                   The Lenders have agreed to make Loans to the Borrower pursuant, and upon the terms and subject to the conditions specified in the Loan Agreement and the other Term Loan Documents. The Grantor acknowledges that their business is a mutual and collective enterprise and that the Loans and other financial accommodations made under the Loan Agreement will enhance the aggregate borrowing powers of the Borrower and credit availability to the other Loan Parties (as defined below) and facilitate their loan relationship with the Lenders, all to the mutual advantage of the Grantors.

C.                  Each Grantor acknowledges that it will derive substantial direct and indirect benefit from the making of the Loan under the Loan Agreement. Each Grantor has agreed to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in and Lien upon the Collateral (as defined below).

D.                 This Security Agreement is given by each Grantor in favor of the Administrative Agent for the benefit of the Secured Parties to secure payment and performance of all of the Obligations (as defined below).

E.                  The execution and delivery by the Grantors of this Security Agreement is a condition precedent to the effectiveness of the Loan Agreement, and the Lenders would not have entered into the Loan Agreement and the other Term Loan Documents if the Grantors had not executed and delivered this Security Agreement.

In consideration of the premises and to induce the Lenders and the Administrative Agent to the Loan Agreement and to induce the Lenders to make financial accommodations to the Borrower thereunder and in consideration of the mutual agreements, provisions and covenants contained therein and herein, each Grantor and the Administrative Agent has agreed to enter into this Security Agreement on the terms and conditions set forth herein.

ARTICLE 1.
DEFINITIONS; GRANT OF SECURITY; CONTINUING PERFECTION AND PRIORITY

Section 1.1                 General Definitions. As used in this Security Agreement, the following terms shall have the meanings specified below:

(a)                 When used in this Security Agreement, each of the following terms shall have the respective meaning ascribed thereto by the UCC: “Account”, “Account Debtor”, “Certificated Securities”, “Chattel Paper”, “Commercial Tort Claim”, “Contract”, “Control”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Equipment”, “General Intangibles”, “Goods”, “Instrument”, Inventory”, “Investment Property”, “Letter of Credit Right”, “Money”, “Proceeds”, “Record”, “Securities Account”, “Security”, “Security Certificate”, “Supporting Obligation”, and “Uncertificated Securities”.

(b)                 As used in this Security Agreement, the following terms shall have the meanings specified below:

“ABL Collateral” means the “Collateral” as defined in the ABL Credit Facility Loan Agreement.

“Agreement” means this Security Agreement, together with all schedules and exhibits hereto.

“Additional Grantor” has the meaning assigned to such term in Article 10.

“Collateral” means all personal property and fixtures of each Grantor, including all of such Grantor’s right, title and interest in, to and under the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (i) all Accounts, (ii) all Chattel Paper, (iii) all Commercial Tort Claims listed on the applicable Perfection Certificate (as supplemented from time to time), (iv) all Documents, (v) all Equipment, (vi) all General Intangibles, (vii) all Goods, (viii) all Instruments, (ix) [reserved], (x) all Intellectual Property, (xi) all Inventory, (xii) all Letter of Credit Rights, (xiii) all Deposit Accounts, securities accounts, bank accounts, subaccounts, deposits and cash, in each case, other than Excluded Accounts, (xiv) all Investment Property, (xv) all Money, cash and cash equivalents, (xvi) all Contracts, (xvii) all Pledged Collateral, (xviii) all other goods and other personal property of such Grantor, whether tangible or intangible, (xix) to the extent not otherwise included in clauses (i) through (xviii) above in this definition of “Collateral”, all Collateral Records and Supporting Obligations in respect of any of the foregoing, (xx) to the extent not otherwise included in clauses (i) through (xix) above in this definition of “Collateral”, all other property in which a security interest may be granted under the UCC or which may be delivered to and held by the Administrative Agent pursuant to the terms hereof, (xxi) to the extent not otherwise included in clauses (i) through (xx) above in this definition of “Collateral”, all Collections, and (xxii) all Proceeds, products, substitutions, accessions, rents and profits of or in respect of any of the foregoing, including proceeds of insurance; provided, however, that “Collateral” shall not include the Excluded Collateral.

“Collateral Records” means all books, instruments, certificates, ledger cards, files, correspondence, customer lists, supplier lists, blueprints, technical specifications, manuals and other documents, and all computer software and related documentation, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items, in each case that at any time represent, cover or otherwise evidence, or contain information relating to, any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Copyrights” means all of the following: (i) all copyright rights in any work subject to the copyright laws of the United States of America or any other country, whether as author, assignee, transferee or otherwise, and (ii) all registrations and applications for registration of any such copyright in the United States of America or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office or any similar offices in the United States of America or any other country.

“Discharge of Secured Obligations” means the "Discharge of Secured Obligations" as defined in the Loan Agreement.

"Event of Default" means an "Event of Default" as defined in the Loan Agreement, in each case, as the context may require.

“Excluded Collateral” means:

(1)                motor vehicles or other assets covered by certificates of title or ownership to the extent that a security interest cannot be perfected solely by filing a UCC-1 financing statement (or similar instrument);

(2)                leasehold interests in real property with respect to which any Grantor is a tenant or subtenant;

(3)                property and assets under any contracts, leases, instruments, licenses or other agreements that contain a valid and enforceable prohibition or restriction on the grant of security interest therein (other than to the extent that any such prohibition or restriction would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity), but only for so long as such prohibition or restriction exists and is effective;

(4)                property and assets owned by any Grantor that are the subject of Permitted Liens described in clause (i) of Section 7.01 of the Loan Agreement for so long as such Permitted Liens are in effect and the Debt secured thereby otherwise prohibits any other Liens thereon, but only for so long as such prohibition exists and is effective;

(5)                any ABL Collateral;

(6)                any Excluded Accounts;

(7)                any governmental licenses or state or local franchises, charters and authorizations, to the extent Liens in such licenses, franchises, charters or authorizations are prohibited or restricted thereby;

(8)                applications filed in the United States Patent and Trademark Office to register trademarks or service marks on the basis of any Grantor’s “intent to use” such trademarks or service marks unless and until the filing of a “Statement of Use” or “Amendment to Allege Use” has been filed and accepted, whereupon such applications shall be automatically subject to the Lien granted pursuant to this Security Agreement and deemed included in the Collateral;

(9)                any Collateral with respect to which the Administrative Agent have determined, in consultation with the Borrower, that the costs of obtaining a security interest in such Collateral are excessive in relation to the benefits provided to the Secured Parties by such security interest; and

provided, that to the extent permitted by applicable law, all Proceeds of the Excluded Collateral and the right to receive such Proceeds shall, to the extent that the form of such Proceeds does not itself fit within a category of Excluded Collateral, constitute Collateral and shall be included within the property and assets over which the Security Interest is granted pursuant to this Security Agreement.

“Intellectual Property” means all intellectual and similar property of any Grantor of every kind and nature, including inventions, designs, Patents, Copyrights, Trademarks, licenses in respect thereof, domain names, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Loan Parties” means the “Loan Parties” as defined in the Loan Agreement.

“Obligations” means the “Obligations” as defined in the Loan Agreement.

“Patents” means all of the following: (i) all letters patent of the United States of America or any other country, all registrations and recordings thereof and all applications for letters patent of the United States of America or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in the United States of America or any other country, and (ii) all reissues, continuations, divisions, continuations in part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Pledged Collateral” means, collectively, Pledged Debt and Pledged Equity Interests.

“Pledged Debt” means all debt owed or owing to the Borrower or any Guarantor, all Instruments, Chattel Paper or other documents, if any, representing or evidencing such debt.

“Pledged Equity Interests” means all Equity Interests owned or held by or on behalf of any Grantor, and all Security Certificates, Instruments and other documents, if any, representing or evidencing such Equity Interests.

“Secured Parties” means (i) the Lenders and Administrative Agent, (ii) unless otherwise agreed upon in writing by the applicable Lender or its Affiliate, each of the Lenders or any of its Affiliates party to Swap Contracts, (iii) the beneficiaries of each indemnification obligation undertaken by or on behalf of any Loan Party under any Term Loan Document, and (iv) the successors and assigns of each of the foregoing.

“Security Interest” means, collectively, the Liens created or purported to be created hereby.

“Subsidiary” means, any Subsidiary of Borrower.

“Term Loan Documents” means the “Term Loan Documents” as defined in the Loan Agreement.

“Trademarks” means all of the following: (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, uniform resource locations (URL’s), domain names, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, (ii) all registrations and recordings thereof and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in the United States of America or any other country and all extensions and renewals thereof and amendments thereto, and (iii) all goodwill associated therewith or symbolized by any of the foregoing.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

Section 1.2                 Other Definitions; Interpretation

(a)                Other Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement, unless otherwise specified.

(b)                Rules of Interpretation. The rules of interpretation specified in Sections 1.02 of the Loan Agreement shall be applicable to this Security Agreement. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC. To the extent the UCC is revised after the date hereof such that the definition of any of the foregoing terms included in the description or definition of the Collateral is changed, the parties hereto desire that any property which is included in such changed definitions, but which would not otherwise be included in the Security Interest on the date hereof, nevertheless be included in the Security Interest upon the effective date of such revision.

(c)                Resolution of Drafting Ambiguities. Each Grantor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of this Security Agreement, that it and its counsel reviewed and participated in the preparation and negotiation thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

(d)                Determination by Administrative Agent. Except as otherwise explicitly set forth herein, to the extent any provision of this Security Agreement is subject to conditions of materiality, reasonableness or adverse effect, the determination of such materiality, reasonableness or adverse effect shall be made by the Administrative Agent, exercising its Permitted Discretion.

ARTICLE 2.
GRANT OF SECURITY; NO ASSUMPTION OF LIABILITY.

Section 2.1                 Grant of Security.

(a)                  Grant to Administrative Agent. As security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) in full of the Obligations, each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Administrative Agent (and its successors and permitted assigns), for the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent (and its successors and permitted assigns), for the ratable benefit of the Secured Parties, a continuing Lien on and security interest in, all of such Grantor’s right, title and interest in, to and under such Grantor’s Collateral.

(b)                 Certain Limited Exclusions. Notwithstanding anything in Section 2.1(a) to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a Security Interest in, any Excluded Collateral.

Section 2.2               No Assumption of Liability. This Security Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of Title 11 of the United States Code, or any similar provision of any other bankruptcy, insolvency, receivership or other similar law), of all Obligations. Notwithstanding anything to the contrary herein, the Security Interest is granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES AND COVENANTS.

Section 3.1                 Generally

(a)                 Representations and Warranties. Each Grantor represents and warrants to the Administrative Agent and the other Secured Parties that:

(i)                 The information in the Perfection Certificate is true and correct in all material respects on, in the case of (i) each Grantor party hereto on the Closing Date, the date hereof or (ii) each Additional Grantor, the date on which it became a Grantor.

(ii)               Such Grantor has good and valid rights in or title to, the Collateral with respect to which it has purported to grant the Security Interest, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such Collateral for its intended purposes, and except for Liens expressly permitted pursuant to the Term Loan Documents.

(iii)             This Security Agreement creates a valid and continuing Security Interest in the Collateral in favor of the Administrative Agent (for the benefit of the Secured Parties). Upon (i) the filing of the UCC financing statements naming such Grantor as “debtor” and the Administrative Agent as “secured party”, or the making of other appropriate filings, registrations or recordings, containing a description of such Collateral in the office of the Secretary of State (or other analogous office) of the jurisdiction of its incorporation or formation as set forth in the Perfection Certificate, (ii) the delivery to the Administrative Agent of the Pledged Collateral to the extent certificated endorsed in blank, (iii) the timely filing, registration or recordation of fully executed security agreements in the form hereof in the United States Patent and Trademark Office of United States Copyright Office, as applicable, (iv) obtaining Control of any cash or Deposit Accounts described in the definition of Collateral, (v) in the case of Letter of Credit Rights that are not supporting obligations of Collateral, the execution of documents or agreements granting Control to the Administrative Agent over such Letter of Credit Rights, and (vi) in the case of Electronic Chattel Paper, the completion of all steps necessary to grant Control to the Administrative Agent over such Electronic Chattel Paper, as applicable, such Security Interest shall be a perfected first priority Security Interest to the extent a security interest in any such Collateral may be perfected by taking such action, subject to Permitted Liens.

(b)                Covenants and Agreements. Each Grantor hereby covenants and agrees as follows:

(i)                 It shall, at its own cost and expense, take any and all actions reasonably necessary or advisable to defend title to the Collateral owned or rights in Collateral held by it or on its behalf against all Persons and to defend the Security Interest in the Collateral and the priority thereof against any Lien or other interest not expressly permitted by the Term Loan Documents, and in furtherance thereof, it shall not take, or permit to be taken, any action not otherwise expressly permitted by the Term Loan Documents that could be expected to impair the Security Interest or the priority thereof or any Secured Party’s rights in or to such Collateral.

(ii)               To the extent such Grantor has failed to do so, at its option, Administrative Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral owned or held by or on behalf of such Grantor to the extent such taxes, assessments, charges, fees, Liens security interest or other encumbrances are not permitted to remain under the terms and conditions of the Term Loan Documents. At its option Administrative Agent may also pay for the maintenance and preservation of such Collateral to the extent such Grantor fails to do so as required by the Term Loan Documents, and such Grantor agrees, jointly with the other Grantors and severally, to reimburse, to the extent required by Section 10.04(a) of the Loan Agreement, the Administrative Agent on demand for any reasonable out-of-pocket payment made or expense incurred by Administrative Agent (including reasonable and documented attorneys’ fees) pursuant to the foregoing authorization (and to the extent a Claim has been made any such expenses that are not reimbursed shall constitute part of the Obligations, and, if unpaid, shall bear interest in accordance with the Loan Agreement); provided, however, that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on Administrative Agent or any other Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Term Loan Documents.

(iii)               It shall remain liable for the failure to observe and perform all obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral owned or held by it or on its behalf, all in accordance with the terms and conditions thereof, and it agrees, jointly with the other Grantors and severally, to indemnify and hold harmless the Administrative Agent and the other Secured Parties from and against any and all liability for such performance or lack of performance.

(iv)              It shall not make, or permit to be made, an assignment, pledge or hypothecation of the Collateral owned or held by it or on its behalf, or grant any other Lien in respect of such Collateral, except as expressly permitted by the Term Loan Documents.

(v)                It shall provide Administrative Agent with prompt written notice of (a) each Commercial Tort Claim in excess of $500,000 in respect of which such Grantor has any right, title or interest that is not listed in the Perfection Certificate and will promptly take all steps as Administrative Agent may request to grant to the Administrative Agent and the other Secured Parties a first priority Lien therein, and (b) any judgment, settlement or other disposition of any new or existing Commercial Tort Claim in excess of $500,000.

(vi)              It shall (x) with respect to any Pledged Equity Interests deliver to the Administrative Agent any certificates issued that evidence or represent such Pledged Equity Interests duly indorsed by an effective endorsement (within the meaning of 8-107 of the UCC) or accompanied by share transfer powers or other instruments of transfer duly endorsed by such an effective endorsement, in each case, to the Administrative Agent or in blank and (y) with respect to any Instruments, Chattel Paper or Documents (including, for the avoidance of doubt, any Pledged Debt) included in Collateral and in excess of $150,000 individually or $500,000 in the aggregate, deliver all such Instruments, Chattel Paper or Documents to the Administrative Agent duly indorsed in blank.

Section 3.2                Equipment and Inventory. The Grantors represent and warrant to the Administrative Agent and the other Secured Parties that all of its Equipment and Inventory (other than mobile goods, Inventory and Equipment in transit and other Collateral in which possession is not maintained in the ordinary course of its business) is kept only at the locations specified in the executed Perfection Certificate delivered by the Grantors to Administrative Agent on the date hereof. In addition, each Grantor covenants and agrees that it shall not permit any Equipment or Inventory with a value in excess of $250,000 individually owned or held by it or on its behalf (and shall not permit, with respect to all Grantors, taken as a whole, Equipment and Inventory with a value in excess of $2,500,000] in the aggregate) to be in the possession or control of any other Person (other than Collateral in which possession is not maintained in the ordinary course of business or Collateral located at the leased location located with a warehouseman, bailee, agent or processor reasonably acceptable to the Administrative Agent that shall have been notified of the Security Interest and shall have agreed in writing with the Administrative Agent to hold such Equipment or Inventory subject to the Security Interest and the instructions of the Administrative Agent and to waive and release any Lien held by it with respect to such Equipment or Inventory, whether arising by operation of law or otherwise.

Section 3.3                 Accounts

(a)                Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i)                 During the continuance of an Event of Default, upon written request of the Administrative Agent, it shall mark conspicuously, in form and manner reasonably satisfactory to the Administrative Agent, all Chattel Paper, Instruments and other evidence of any Accounts (in each case, other than any previously delivered to Administrative Agent as required herein), with an appropriate reference to the fact that the Administrative Agent have a security interest therein.

(ii)               It will not, without Administrative Agent’s prior written consent (which consent shall not be unreasonably withheld or delayed), grant any extension of the time of payment of any Account (other than as permitted under the Loan Agreement), compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Supporting Obligation with respect thereto, or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, releases, compromises, compounds or settlements granted or made in the ordinary course of business, consistent with its current practices or in accordance with such practices reasonably believed by such Grantor to be prudent under the circumstances.

(iii)             Except as otherwise provided in this Section, the Term Loan Documents or the ABL Credit Facility Documents, it shall continue to collect all amounts due or to become due to it under all Accounts and any Supporting Obligations relating thereto and diligently exercise each material right it may have thereunder, in each case at its own cost and expense in a manner consistent with its current practices or in accordance with such practices reasonably believed by such Grantor to be prudent under the circumstances, and in connection with such collections and exercise, it shall, upon the occurrence and during the continuance of an Event of Default, take such action as it or the Administrative Agent may reasonably deem necessary under the circumstances. Notwithstanding the foregoing and in addition to all other rights and remedies, the Administrative Agent shall have the right at any time after the occurrence and during the continuance of an Event of Default to notify, or require such Grantor to notify, any Account Debtor with respect to any such Account or Supporting Obligation of the Administrative Agent’s security interests therein, and in addition, at any time during the continuation of an Event of Default, the Administrative Agent may: (A) direct such Account Debtor to make payment of all amounts due or to become due to such Grantor thereunder directly to the Administrative Agent and (B) enforce, at the cost and expense of such Grantor, collection thereof and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor would be able to have done. If Administrative Agent notifies such Grantor that it has elected to collect any such Account or Supporting Obligation in accordance with the preceding sentence during the continuance of an Event of Default, any payments thereof received by such Grantor shall not be commingled with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent hereunder and shall be forthwith delivered to the Administrative Agent in the same form as so received (with any necessary endorsement), and such Grantor shall not grant any extension of the time of payment thereof, compromise, compound or settle the same for less than the full amount thereof, release the same, wholly or partly, or allow any credit or discount whatsoever thereon without consent of the Administrative Agent. Each Grantor shall use its commercially reasonable efforts to keep in full force and effect any Supporting Obligation relating to any Account.

Section 3.4                 Pledged Collateral; Documents

(a)                 Representations and Warranties. Each Grantor represents and warrants to the Administrative Agent and the other Secured Parties that: (i) all Pledged Equity Interests have been duly authorized and validly issued and are fully paid and non-assessable, and such Grantor is the direct owner, beneficially and of record, thereof, free and clear of all Liens (other than Liens expressly permitted by the Term Loan Documents), (ii) all Pledged Debt has been duly authorized, issued and delivered and, where necessary, authenticated, and, to the knowledge of such Grantor, constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and (iii) all Pledged Equity Interests evidenced by a certificate, all Pledged Debt and all other Chattel Paper or Instruments and Documents, required to be delivered to the Administrative Agent hereunder have been delivered, to the Administrative Agent in accordance with Section 3.1(b)(vi).

(b)                Registration in Nominee Name: Denominations. Each Grantor hereby agrees that in addition to any rights or powers granted to the Administrative Agent under Article 5 hereof, Administrative Agent, after and during the continuance of an Event of Default, on behalf of the related Secured Parties, shall have the right (in its sole and absolute discretion) to hold, where applicable, Pledged Collateral in such Administrative Agent’s own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, and at all times Administrative Agent, on behalf of the Secured Parties, shall have the Pledged Collateral endorsed or assigned, where applicable, in blank or in favor of Administrative Agent.

(c)                Distributions. So long as no Event of Default has occurred and is continuing, each Grantor shall be entitled to receive all dividends, distributions and other payments in respect of the Pledged Collateral. Upon the occurrence and during the continuance of an Event of Default (i) all rights of such Grantor to receive dividends, distributions and other payments in respect of the Pledged Collateral which it would otherwise be authorized to receive and retain shall immediately cease; and (ii) shall thereupon become vested in the Administrative Agent, on behalf of the Secured Parties, shall have the right to receive (for application to the Secured Obligations) all dividends, interest or principal in respect of Pledged Collateral and to the extent that any thereof is received by or on behalf of a Grantor, it shall be held in trust for the benefit of the Secured Parties, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Administrative Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by Administrative Agent pursuant to this clause shall be retained by Administrative Agent in an account to be established in the name of Administrative Agent, for the ratable benefit of the Secured Parties, under its sole dominion and control and shall be applied in accordance with the provisions of Section 6.2 hereof.

(d)                Voting Rights. Subject to the appointment of Administrative Agent as each Grantor’s agent and attorney-in-fact pursuant to Section 5 hereof, so long as no Event of Default has occurred and is continuing, each Grantor shall be entitled to exercise the voting and consensual rights and powers with respect to the Pledged Collateral. Upon notice from the Administrative Agent during the continuance of any Event of Default, all rights of Grantor to exercise the voting rights and other rights and powers it would otherwise be entitled to exercise shall immediately cease, and all such rights and powers shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise such voting rights and other rights and powers.

Section 3.5                 Intellectual Property Collateral. Each Grantor hereby covenants and agrees as follows:

(a)                  It will not, and will use commercially reasonable efforts to not permit any of its licensees (or sublicensees) to, do any act, or omit to do any act, whereby any material Patent included in the Collateral that is necessary to the conduct of its business may become invalidated or dedicated to the public, and it shall continue to mark any products covered by a Patent with the relevant patent number as necessary to establish and preserve its maximum rights under applicable patent laws.

(b)                 It will use commercially reasonable efforts to (either directly or through its licensees or its sublicensees), for each material Trademark included in the Collateral that is necessary to the conduct of its business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under any such Trademark in all material respects, (iii) display such Trademark with notice of Federal or other analogous registration to the extent necessary to establish and preserve its rights under applicable law, and (iv) not knowingly use or knowingly permit any of its licensees or sublicensees to use such Trademark in violation of any third party’s valid and legal rights.

(c)                 It will use commercially reasonable efforts to (either directly or through its licensees or its sublicensees), for each material work covered by a Copyright included in the Collateral that is necessary to the conduct of its business, continue to publish, reproduce, display, adopt and distribute the material work with appropriate copyright notice as necessary to establish and preserve its maximum rights under applicable copyright laws.

(d)                 It will promptly notify the Administrative Agent in writing if it knows that any Intellectual Property necessary to the conduct of its business and included in the Collateral may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or the United States Copyright Office, or any similar offices or tribunals in the United States of America or any other country) regarding such Grantor’s ownership of any such Intellectual Property, its right to register the same, or to keep and maintain the same, unless such Grantor has determined that such determination or development is not reasonably likely to have a Material Adverse Effect.

(e)                  It will take all commercially reasonable steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar offices or tribunals in the United States of America or any other country, to maintain and pursue each material application relating to the Intellectual Property included in the Collateral owned or held by it or on its behalf (and to obtain the relevant grant or registration).

(f)                  In the event that it has reason to believe that any Intellectual Property included in the Collateral necessary to the conduct of its business has been or is about to be infringed, misappropriated or diluted by a third party, it shall, if consistent, in good faith, with reasonable business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions consistent with reasonable business practices under the circumstances to protect such Intellectual Property, unless it has determined that such infringement, misappropriation or dilution is not reasonably likely to have a Material Adverse Effect.

(g)                 During the continuance of an Event of Default, it shall, if requested by Administrative Agent, use commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each license included in the Collateral owned or held by it or on its behalf to effect the assignment (as collateral security) of all of its right, title and interest thereunder to the Administrative Agent or their designee.

(h)                 Each Grantor shall, prior to or concurrently with the delivery of financial statements required to be delivered under Sections 6.01(a) of the Loan Agreement for the applicable period, (i) notify Administrative Agent of any registration or application for registration for any Copyright with the United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, and (ii) notify Administrative Agent of the filing of any Patent or Trademark application or registration with the United States Patent and Trademark Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, and, upon request of Administrative Agent, shall execute and deliver any and all agreements, instruments, documents and papers as Administrative Agent may reasonably request to evidence the Security Interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints Administrative Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable until the termination or release, pursuant to Article 9 hereof, of the Lien created hereunder.

Section 3.6                Commercial Tort Claims. Each Grantor represents and warrants to the Administrative Agent and the other Secured Parties that the Perfection Certificate sets forth all Commercial Tort Claims in excess of $500,000 individually as are in existence (i) on the Closing Date, in the case of the Grantors signatory hereto on the Closing Date, and (ii) on the date on which an Additional Grantor becomes a Grantor, in the case of each Additional Grantor. Each Grantor hereby covenants and agrees that it shall provide the Administrative Agent with prompt (but in any event within ten (10) Business Days) written notice of each Commercial Tort Claim in excess of $500,000 individually, and any judgment, settlement or other disposition thereof in excess of $500,000 individually and will take such action as Administrative Agent may request to grant and perfect a security interest therein in favor of Administrative Agent and the other Secured Parties.

Section 3.7                Certain Agreements of Grantors As Issuers and Holders of Equity Interests.

(a) In the case of each Grantor which is an issuer of any Pledged Collateral, such Grantor agrees to be bound by the terms of this Security Agreement relating to such Pledged Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

(b)                Each Grantor hereby agrees that if any of the Pledged Equity Interests are or become at any time Uncertificated Securities, then each applicable Grantor shall, and shall cause each other issuer (or, in the case of any issuer that is not a Subsidiary, use commercially reasonable efforts to cause such issuer), to promptly execute and deliver to the Administrative Agent (i) an acknowledgement of the pledge of such Pledged Equity Interests in such form that is reasonably satisfactory to the Administrative Agent, (ii) cause such pledge to be recorded on the equityholder’s register or on the books of the issuer thereof and (iii) to the extent necessary or desirable to perfect a security interest in such Pledged Equity Interests, execute control agreements in form and substance satisfactory to the Administrative Agent.

(c)                In the case of each Grantor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Grantor hereby consents to the extent required by the applicable Organizational Document to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Equity Interests in such partnership, limited liability company or other entity and, upon the demand by Administrative Agent during the continuance of an Event of Default, to the transfer of such Pledged Equity Interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted partner, shareholder or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner, limited partner, shareholder or member, as the case may be.

(d)                Without the prior express written consent of the Administrative Agent, no Grantor will agree to any election to treat any Pledged Equity Interests issued by a partnership or limited liability company (the “Pledged Partnership Interests” or “Pledged LLC Interests”, respectively) as “securities” for purposes of, and governed by, the UCC of any jurisdiction and, in any event, if and to the extent that any Pledged Partnership Interests or Pledged LLC Interests are so treated as “securities”, then the applicable Grantor will promptly notify the Administrative Agent in writing of such treatment and, in such event, take such action as the Administrative Agent may reasonably request in order to establish the Administrative Agent’s Control over such Pledged Partnership Interests and Pledged LLC Interests.

Section 3.8               Deposit Accounts and Securities Accounts. Other than with respect to any Excluded Account, no Grantor shall hereafter open (or otherwise establish) or maintain any Deposit Account or Securities Account unless such Grantor shall have delivered or caused to be delivered to the Administrative Agent a fully executed Account Control Agreement with respect to such Deposit Account or Securities Account within thirty (30) days of opening such account or such longer period as approved by Administrative Agent in its Administrative Discretion. To the extent any Deposit Accounts or Securities Accounts are opened or established pursuant to the preceding sentence, Borrower shall update Schedule 1.03 of the Loan Agreement to include reference to such Deposit Accounts and/or Securities Accounts and upon delivery thereof to the Administrative Agent, Schedule 1.03 of the Loan Agreement shall be deemed amended thereby.

ARTICLE 4.
FURTHER ASSURANCES; FILING AUTHORIZATION

Each Grantor hereby covenants and agrees, at its own cost and expense, to promptly execute and deliver all further certificates, documents, instruments, financing and continuation statements and amendments thereto, notices and other agreements, and take all further action, that the Administrative Agent may reasonably request from time to time, in order to perfect and protect the Security Interest granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to the Collateral. Each Grantor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto (or any other documents, forms or filings required or permitted under applicable law with respect to notice and perfection of security interests or liens) that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral. Any financing statement filed by Administrative Agent may be filed in any filing office in any applicable UCC jurisdiction and may (i) indicate the Collateral (1) as “all assets” of each Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the applicable UCC of such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the applicable UCC for the sufficiency or filing office acceptance of any financing statement or amendment. Each Grantor further ratifies its authorization for the Administrative Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof. Each Grantor hereby further authorizes the Administrative Agent to file filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country), including the Grant of Security Interest in Trademarks and Patents and Grant of Security Interest in Copyrights in the forms of Exhibits A and B, respectively, or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Grantor hereunder, without the signature of such Grantor, and naming such Grantor, as debtor, and the Administrative Agent, as secured party.

ARTICLE 5.
ADMINISTRATIVE AGENT

Each Grantor hereby appoints Administrative Agent and any officer or agent thereof, upon the occurrence and during the continuance of an Event of Default, as its true and lawful agent and attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this Security Agreement, taking any action such Grantor is obligated to take under any applicable Term Loan Document, and taking any action and executing any instrument that the related Administrative Agent may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest, provided that Administrative Agent agrees that it will not exercise its authority as the agent and attorney-in-fact of the Grantors unless an Event of Default shall have occurred and shall be continuing. Without limiting the generality of the foregoing Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in Administrative Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral, (d) to send verifications of Accounts to any Account Debtor, (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral, (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to Administrative Agent, (h) to change Borrower’s post office mailing address in connection with the Collateral and to do all and any such acts and things in relation to the Collateral as Administrative Agent shall in good faith deem advisable to make, create, maintain, continue, enforce or perfect the Security Interest in any Collateral, (i) to collect all rent, revenues, and incomes pursuant to the terms of any item pledged as Collateral, (j) to endorse the name of such Grantor upon all authorizations to transfer any funds out of any Deposit Accounts or Securities Accounts maintained by or on behalf of such Grantor as contemplated by the Term Loan Documents, or upon any chattel paper, document, instrument, invoice or similar document or agreement relating to any of the Collateral; (k) to take control in any manner of any item of payment or proceeds thereof relating to the Collateral; (l) [reserved]; (m) [reserved];, (n) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, (o) to, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith (personally or through its agents or attorneys) enter upon or occupy the premises or real estate (whether owned or leased) where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and opportunity for a hearing on Administrative Agent’s claim or action and may take possession of, collect, receive, assemble, process, appropriate, remove and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk and Administrative Agent shall have the right to take possession of each Grantor’s original books and records, to obtain access to each Grantor’s data processing equipment, computer hardware and software and to use all of the foregoing and the information contained therein in any manner which Administrative Agent deems appropriate, and (p) Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Administrative Agent’s remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment, and to do all other acts and things necessary to carry out the purposes of this Security Agreement in accordance with its terms, as fully and completely as though Administrative Agent were the absolute owner of the Collateral for all purposes. Each Grantor hereby declares that the appointment made and the powers granted pursuant to this Article 5 are coupled with an interest and are and shall be irrevocable by the Grantors in any manner, or for any reason prior to the occurrence of the Discharge of Secured Obligations, and the termination of this Security Agreement pursuant to Article 9 hereof.

The provisions of this Article shall in no event relieve any Grantor of any of its obligations hereunder or under the other Term Loan Documents with respect to any of the Collateral or impose any obligation on Administrative Agent to proceed in any particular manner with respect to any of the Collateral, or in any way limit the exercise by Administrative Agent or any other Secured Party of any other or further right that it may have on the Closing Date or hereafter, whether hereunder, under any other Term Loan Document, by law or otherwise. Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which Administrative Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither of the Administrative Agent, nor any of the other Secured Parties, nor any of their respective officers, directors, partners, employees, agents, attorneys or other advisors, attorneys-in-fact or affiliates shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not Administrative Agent or any other Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any person with respect to any Collateral. In addition, neither of the Administrative Agent nor any other Secured Parties, nor any of their respective officers, directors, partners, employees, agents, attorneys or other advisors, attorneys-in-fact or affiliates shall be liable or responsible for (x) failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof or (y) any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by Administrative Agent in good faith.

Each Grantor acknowledges that the rights and responsibilities of Administrative Agent under this Security Agreement with respect to any action taken by Administrative Agent or the exercise or non-exercise by Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between Administrative Agent and the other applicable Secured Parties, be governed by the Loan Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation or entitlement to make any inquiry respecting such authority. The Administrative Agent has been appointed to act as Administrative Agent hereunder by the Lenders, as applicable, and, by their acceptance of the benefits hereof, the other Secured Parties. Administrative Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Security Agreement and the other Term Loan Documents.

ARTICLE 6.
REMEDIES UPON DEFAULT

Section 6.1                 Remedies Generally

(a)                 Upon the occurrence and during the continuance of an Event of Default, Administrative Agent may exercise any and all rights and remedies granted to a secured party by the UCC or otherwise allowed at law, and provided by this Security Agreement, the Account Control Agreements, any other deposit account control agreements and/or securities account control agreements (including, without limitation, issuing notices of exclusive control thereunder) and/or other Collateral Documents. Without limiting the foregoing, with respect to any Collateral consisting of Intellectual Property, during the continuance of an Event of Default, each Grantor agrees, on demand, to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall reasonably determine, determined in its Permitted Discretion, unless any of the Grantor’s obligations would violate any then-existing licensing arrangements to the extent that waivers cannot be obtained.

(b)                 The Administrative Agent may sell all or a portion of the Collateral in any manner permitted by applicable law, provided, that the Grantors agree that ten (10) days’ written notice of any such sale shall be deemed reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions (or any successor provisions)

Section 6.2                 Application of Proceeds of Sale

The Administrative Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as set forth in Section 8.03 of the Loan Agreement. To the extent permitted by applicable law, each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral permitted hereunder are insufficient to pay the Obligations and the fees and disbursements of any attorney employed by Administrative Agent or any other Secured Party to collect such deficiency.

Section 6.3                 Grant of License to Use Intellectual Property

For the purpose of enabling Administrative Agent to exercise rights and remedies under this Article, effectively solely at such time as Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants, to the extent it has the right to grant, to Administrative Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or held or hereafter acquired or held by or on behalf of such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by Administrative Agent shall solely be exercised, at the option of Administrative Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by Administrative Agent in accordance herewith shall be binding upon such Grantor notwithstanding any subsequent cure of an Event of Default but shall be exercised solely after the occurrence and during the continuance of an Event of Default. Any royalties and other payments received by Administrative Agent shall be applied in accordance with Section 6.2.

ARTICLE 7.
REIMBURSEMENT OF THE ADMINISTRATIVE AGENT

Each Grantor agrees, jointly with the other Grantors and severally, to pay to or reimburse the Administrative Agent for its fees, costs and reasonable expenses incurred in connection herewith in accordance with Section 10.04 of the Loan Agreement.

ARTICLE 8.
SECURITY INTEREST ABSOLUTE

All rights of the Administrative Agent hereunder, the Security Interest and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Loan Agreement, any other Term Loan Documents, any agreement with respect to any of the Obligations, or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other waiver, amendment, supplement or other modification of, or any consent to any departure from, the Loan Agreement, any other Term Loan Documents or any other agreement or instrument relating to any of the foregoing, (iii) except as otherwise expressly permitted under the Term Loan Documents or effected pursuant thereto, any exchange, release or non-perfection of any Lien on any other Collateral, or any release or waiver, amendment, supplement or other modification of, or consent under, or departure from, any guaranty, securing or guaranteeing all or any of the Obligations, or (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or in respect of this Security Agreement or any other Term Loan Document.

ARTICLE 9.
TERMINATION; RELEASE

Other than any provisions that expressly survive the Discharge of Secured Obligations, this Security Agreement and the Security Interest shall terminate upon the Discharge of Secured Obligations and the Security Interest in the Collateral shall be automatically released from the Security Interest created hereunder, all without delivery of any instrument or any further action by any party, and all rights to any Collateral shall revert to the Grantors, all without recourse to or representation by the Administrative Agent or any other Secured Party and all rights to any Collateral shall revert to the Grantors. If the Discharge of Secured Obligations has occurred (without giving effect to the proviso therein) and if, at such time, any Specified Claim exists, then the Grantors and the Administrative Agent shall in good faith negotiate a Transaction Termination Collateral Package Event in respect of such Specified Claim and upon consummation of such Transaction Termination Collateral Package Event, the Discharge of Secured Obligations shall occur. Upon the effectiveness of any written consent to the release of the Security Interest in any Collateral pursuant to the Loan Agreement, the Security Interest of the Administrative Agent in such Collateral shall be automatically released. Upon any sale, transfer or other disposition of Collateral permitted by the Term Loan Documents (other than to a Loan Party), the Security Interest in such Collateral shall be automatically released (provided that to the extent any such sale, transfer or other disposition of such Collateral would, immediately after giving effect thereto, result in the receipt by such Grantor of any other property (whether in the form of Proceeds or otherwise) that would, but for the release of the Security Interest therein pursuant to this clause, constitute Collateral, then the Lien created hereunder shall continue in such property). In addition, if any of the Pledged Equity Interests in any Subsidiary are sold, transferred or otherwise disposed of pursuant to a transaction permitted by the Term Loan Documents and, immediately after giving effect thereto, such Subsidiary would no longer be a Subsidiary, then the obligations of such Subsidiary under this Security Agreement and the Security Interest in the Collateral owned or rights in Collateral held by or on behalf of such Subsidiary, shall be automatically released. In connection with any termination or release pursuant to this Section, the applicable Administrative Agent shall promptly execute and deliver to the applicable Grantor, at such Grantor’s own cost and expense, all UCC termination statements and similar documents that such Grantor may reasonably request to evidence such termination or release (including written authorization for any Grantor or its designees to file such termination statements or such other documents to evidence the termination or release); provided, however, that in the case of any sale, transfer or other disposition of Collateral permitted by the Term Loan Documents, the Borrower shall have delivered to Administrative Agent a certificate in form and substance reasonably satisfactory to Administrative Agent, certifying that the transaction is permitted by the Term Loan Documents. Any execution and delivery of documents pursuant to this Article shall be without recourse to or representation or warranty by Administrative Agent or any other Secured Party.

Each Grantor agrees that, if any payment made by any Grantor or other Person and applied to the Obligations, is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Secured Party to such Grantor, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

ARTICLE 10.
ADDITIONAL GRANTORS

Upon execution and delivery after the date hereof by the Administrative Agent and a Subsidiary of a joinder agreement or supplement hereto together with a Perfection Certificate, each in form and substance satisfactory to the Administrative Agent, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein (each an “Additional Grantor”). The execution and delivery of any joinder agreement or supplement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder and each other Loan Party and other party (other than a Lender) under the Term Loan Documents remain in full force and effect notwithstanding the addition of any Additional Grantor as a party to this Security Agreement.

ARTICLE 11.
BINDING EFFECT; SEVERAL AGREEMENT; ASSIGNMENTS

Whenever in this Security Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party, and all covenants, promises and agreements by or on behalf of any Grantor that are contained in this Security Agreement shall bind and inure to the benefit of each party hereto and its successors and permitted assigns. This Security Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor or, in the case of an Additional Grantor, when a counterpart to the supplement and joinder documents joining such Additional Grantor as a “Grantor” hereunder, shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of Administrative Agent, and thereafter shall be binding upon such Grantor and the Administrative Agent and their respective successors and permitted assigns, and shall inure to the benefit of such Grantor, the Administrative Agent and the other Secured Parties, and their respective successors and permitted assigns, except that no Grantor shall have the right to assign its rights or obligations hereunder or any interest herein or in any of the Collateral (and any such attempted assignment shall be void), except as expressly contemplated by this Security Agreement or the other Term Loan Documents. This Security Agreement shall be construed as a separate agreement with respect to each of the Grantors and may be amended, supplemented, waived or otherwise modified or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

ARTICLE 12.
SURVIVAL OF AGREEMENT; SEVERABILITY

All covenants, agreements, representations and warranties made by the Grantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Security Agreement or any other Term Loan Documents shall be considered to have been relied upon by the Administrative Agent and the other Secured Parties and shall survive the execution and delivery of any Term Loan Document and the making of the Loan, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect until such time as the Discharge of Secured Obligations has occurred. In the event any one or more of the provisions contained in this Security Agreement or in any other Term Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of such invalid, illegal or unenforceable provisions.

ARTICLE 13.
OTHER PROVISIONS

Section 13.1              Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telefacsimile transmission or sent by approved electronic communication in accordance with the Loan Agreement, as follows: (i) if to any Grantor, to it c/o the Borrower as provided in the Loan Agreement, and (ii) if to the Secured Parties or the Administrative Agent, to the Administrative Agent as provided in Section 10.02 of the Loan Agreement. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, and notices sent by telefacsimile transmission or by means of approved electronic communication shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient); provided that notices delivered through electronic communications shall be effective as provided in Section 10.02 of the Loan Agreement.

Section 13.2              Waivers; Amendments. Neither this Security Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Administrative Agent and the Borrower (on behalf of itself and each other Grantor), subject to any consent requirement contained in Section 10.01 of the Loan Agreement.

Section 13.3              Damage Waiver. To the extent permitted by applicable law, no Grantor shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct and actual damages) arising out of, in connection with, or as a result of, any Term Loan Document or any agreement, instrument or other document contemplated thereby, the Transactions or any Loan or the use of the proceeds thereof.

Section 13.4              Counterparts; Integration; Effectiveness. This Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Security Agreement and the other Term Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Security Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Security Agreement.

Section 13.5               Right of Setoff. If an Event of Default shall have occurred and be continuing, the applicable Secured Parties and their respective Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by it to or for the credit or the account of a Grantor against any of and all the obligations of such Grantor now or hereafter existing under this Security Agreement and the other Term Loan Documents, irrespective of whether or not it shall have made any demand therefor and although such obligations may be unmatured. The rights of the Secured Parties and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that it may have.

Section 13.6               Governing Law: Jurisdiction: Consent to Service of Process.

(a)                  THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF ANY UNITED STATES FEDERAL COURT SITTING IN OR WITH DIRECT OR INDIRECT JURISDICTION OVER THE SOUTHERN DISTRICT OF NEW YORK OR ANY NEW YORK STATE OR SUPERIOR COURT SITTING IN NEW YORK, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER TERM LOAN DOCUMENT TO WHICH EACH IS A PARTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURTS OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURTS. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECURITY AGREEMENT OR IN ANY OTHER TERM LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER TERM LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ANY OF ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION.

(b)                 EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE OTHER TERM LOAN DOCUMENTS IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c)                Each Grantor irrevocably consents to service of process on it by certified mail, return receipt requested, to its address set forth on Schedule 10.02 to the Loan Agreement. Nothing in this Security Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

Section 13.7              WAIVER OF JURY TRIAL; OTHER WAIVER. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM. EACH OF THE PARTIES HERETO REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL ON SUCH MATTERS. IN THE EVENT OF LITIGATION, A COPY OF THIS SECURITY AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT AND THE OTHER TERM LOAN DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 13.8               Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Security Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Security Agreement.

Section 13.9               INTERCREDITOR AGREEMENT. THIS SECURITY AGREEMENT AND THE LIENS GRANTED HEREUNDER ARE SUBJECT IN ALL RESPECTS TO THE INTERCREDITOR AGREEMENT.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement as of the day and year first above written.

GRANTOR:

KATAPULT MIDCO, LLC,
a Delaware limited liability company

By:	/s/ Russell Falkenstein
Name:	Russell Falkenstein
Title:	Authorized Signatory

[Signature Page to Security Agreement (HHCF-Katapult)]

ADMINISTRATIVE AGENT:

HHCF SERIES 21 SUB, LLC, a Delaware limited liability company,

By:	/s/ Lane Risser
Name:	Lane Risser
Title:	Manager

[Signature Page to Security Agreement (HHCF-Katapult)]

EXHIBIT A

GRANT OF SECURITY INTEREST IN TRADEMARKS AND PATENTS

WHEREAS, _______________________, a _______________ [corporation/ limited liability company] (“Grantor”) owns the trademarks, trademark registrations, trademark applications, and any and all goodwill associated therewith, and the patents and patent applications, in each case set forth on Schedule A and Schedule B attached hereto; and

WHEREAS, HHCF SERIES 21 SUB, LLC, a Delaware limited liability company, as Administrative Agent (the “Grantee”), desires to acquire a security interest in, and lien on, all of Grantor’s right, title and interest in and to Grantor’s trademarks, trademark registrations, trademark applications and any and all goodwill associated therewith and patents and patent applications; and

WHEREAS, the Grantor is willing to grant to the Grantee a security interest in and lien upon the trademarks, trademark registrations, trademark applications and any and all goodwill associated therewith and patents and patent applications described above.

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the terms and conditions of the Security Agreement, dated as of August 11, 2026, among the Grantor, its affiliates party thereto and the Grantee (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), the Grantor hereby grants to the Grantee a security interest in, and a lien upon, all of Grantor’s right, title and interest in and to (i) the trademarks, trademark registrations, trademark applications, and any and all goodwill associated therewith set forth on Schedule A attached hereto (the “Marks”), (ii) the patents and patent applications set forth on Schedule B attached hereto (the “Patents”), in each case together with (iii) all Proceeds of the Marks, and (iv) all causes of action, past, present and future, for infringement, misappropriation, or dilution of any of the Marks and/or Patents or unfair competition regarding the same.

This GRANT OF SECURITY INTEREST is made to secure the satisfactory performance and payment of all the Obligations (as each such term is defined in the Security Agreement) of the Grantor and shall be effective as of the date of the Security Agreement.

This Grant of Security Interest has been granted in conjunction with the security interest granted to Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant of Security Interest are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

[signature page to follow]

IN WITNESS WHEREOF, the undersigned have executed this Grant of Security Interest as of the ____ day of ______________, 20__.

GRANTOR:

_______________________,

a _________________

By:
Print Name:
Title:

ADMINISTRATIVE AGENT:

HHCF SERIES 21 SUB, LLC,
a Delaware limited liability company,

By:
Name:
Title:

Schedule A – Trademarks

Country	Trademark	Registration #	Issue Date	Owner

Schedule B – Patents

Country	Patent Title	Patent #/ (Application #)	Issue Date/ (File Date)	Owner

EXHIBIT B

GRANT OF SECURITY INTEREST IN COPYRIGHTS

WHEREAS, ___________________, a ____________ [corporation/ limited liability company] (“Grantor”) owns the copyrights and associated copyright registrations and pending applications for registration set forth on Schedule A attached hereto; and

WHEREAS, HHCF SERIES 21 SUB, LLC, a Delaware limited liability company, as Administrative Agent (the "Grantee"), desires to acquire a security interest in, and lien on, all of Grantor’s right, title and interest in and to Grantor’s copyrights and copyright registrations and applications therefor; and

WHEREAS, the Grantor is willing to grant to the Grantee a security interest in and lien upon the copyrights and copyright registrations and applications therefor described above.

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the terms and conditions of the Security Agreement, dated as of as of August 11, 2026, among the Grantor, its affiliates party thereto and the Grantee (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), the Grantor hereby grants to the Grantee a security interest in, and a lien upon, all of Grantor’s right, title and interest in and to Grantor’s copyrights and copyright registrations and applications more particularly set forth on Schedule A attached hereto (the “Copyrights”), together with (i) all Proceeds of the Copyrights, and (ii) all causes of action, past, present and future, for infringement of any Copyright.

This GRANT OF SECURITY INTEREST is made to secure the satisfactory performance and payment of all the Obligations (as such term is defined in the Security Agreement) of the Grantor and shall be effective as of the date of the Security Agreement.

This Grant of Security Interest has been granted in conjunction with the security interest granted to Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant of Security Interest are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

[signature page to follow]

B-1

IN WITNESS WHEREOF, the undersigned have executed this Grant of Security Interest as of the ____ day of ______________, 20__.

GRANTOR:

_______________________,

a _________________

By:
Print Name:
Title:

ADMINISTRATIVE AGENT:

HHCF SERIES 21 SUB, LLC,
a Delaware limited liability company,

By:
Name:
Title:

B-2

SCHEDULE A

COPYRIGHTS

COPYRIGHT	REGISTRATION NUMBER

B-3